SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 31, 2006
Date of Report (Date of earliest event reported)

ASIA PAYMENT SYSTEMS, INC.__
(Exact name of registrant as specified in its charter)

Nevada	000-30013	98-0204780
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

800 5th Avenue, Suite 4100
Seattle, Washington 98104
(Address of principal executive offices, including zip code)

(206) 447-1379
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As used in this report, "we", "us", "our", and the "Company" refer to Asia Payment Systems, Inc., a Nevada corporation.

On September 28, 2006, the Company, Cardtrend Systems Sdn. Bhd., a company incorporated in Malaysia ("Cardtrend"), Low Kok Keng, the principal shareholder of Cardtrend ("KK Low"), and three other shareholders of Cardtrend, namely, Ng Chee Keong, Chai Hoong Yoon and Chong Shian Chang, entered into a Share Exchange Agreement (the "Agreement") to exchange 100% of their capital stock of Cardtrend Systems Sdn. Bhd for the issuance by the Company of 2,500,000 Series B Voting Convertible Preferred Shares (the "Preferred Stock") to KK Low, Ng Chee Keong, Chai Hoong Yoon, Chong Shian Chang and various other interested parties based on the following schedule:

1.5 million Preferred Shares upon closing of the Share Exchange Agreement;

0.5 million Preferred Shares upon Cardtrend achieving US$150K of sales revenue after the closing of the Share Exchange Agreement;

0.5 million Preferred Shares upon Cardtrend achieving another US$150K of sales revenue after the first $US150K.

The Preferred Stock will be automatically convertible into shares of our common stock on a basis of ten (10) common stock for each Preferred Stock upon shareholders' approval of an increase in our authorized number of shares of common stock.

On October 31, 2006, the foregoing transaction was completed.

1.5 million Preferred shares have been delivered to KK Low. 0.5 million Preferred shares have been issued and are being held by the Company and will be delivered to KK Low upon Cardtrend achieving US$150,000 of sales revenue. An additional 0.5 million preferred shares have been issued and are being held by the Company and will be delivered to KK Low upon Cardtrend achieving and additional US$150,000 of sales revenue.

The shareholders of Cardtrend have delivered all of the issued and outstanding capital shares of Cardtrend to the Company. As a result of the foregoing, Cardtrend is now a wholly owned subsidiary corporation of the Company.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

On September 28, 2006, the Company, Cardtrend Systems Sdn. Bhd., a company incorporated in Malaysia ("Cardtrend"), Low Kok Keng, the principal shareholder of Cardtrend ("KK Low"), and three other shareholders of Cardtrend, namely, Ng Chee Keong, Chai Hoong Yoon and Chong Shian Chang, entered into a Share Exchange Agreement (the "Agreement") to exchange 100% of their capital stock of Cardtrend Systems Sdn. Bhd for the issuance by the Company of 2,500,000 Series B Voting Convertible Preferred Shares (the "Preferred Stock") to KK Low, Ng Chee Keong, Chai Hoong Yoon, Chong Shian Chang and various other interested parties based on the following schedule:

1.5 million Preferred Shares upon closing of the Share Exchange Agreement;

0.5 million Preferred Shares upon Cardtrend achieving US$150K of sales revenue after the closing of the Share Exchange Agreement;

0.5 million Preferred Shares upon Cardtrend achieving another US$150K of sales revenue after the first $US150K.

The Preferred Stock will be automatically convertible into shares of our common stock on a basis of ten (10) common stock for each Preferred Stock upon shareholders' approval of an increase in our authorized number of shares of common stock.

On October 31, 2006, the foregoing transaction was completed.

1.5 million Preferred shares have been delivered to KK Low. 0.5 million Preferred shares have been issued and are being held by the Company and will be delivered to KK Low upon Cardtrend achieving US$150,000 of sales revenue. An additional 0.5 million Preferred shares have been issued and are being held by the Company and will be delivered to KK Low upon Cardtrend achieving and additional US$150,000 of sales revenue.

The shareholders of Cardtrend have delivered all of the issued and outstanding capital shares of Cardtrend to the Company. As a result of the foregoing, Cardtrend is now a wholly owned subsidiary corporation of the Company

ITEM 9.01     FINANCIAL STATEMENTS

The financial statements required by this item will be filed within 71 days of October 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA PAYMENT SYSTEMS, INC.
(Registrant)

Date: November 6, 2006	By:	CHARLIE RODRIGUEZ
Charlie Rodriguez, Secretary and Director